AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                            PORTFOLIO PARTNERS, INC.,

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY,

                                       AND

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

     This Amendment is dated as of the 1st day of September, 2001 by and between Portfolio Partners, Inc. (to be renamed ING Partners, Inc. effective May 1,
2002) (the "Fund"), Aetna Life Insurance and Annuity Company (to be renamed ING Life Insurance and Annuity Company effective May 1, 2002) (the "Adviser"), Aetna Investment Services, LLC (to be renamed ING Financial Advisers, LLC, effective May 1, 2002) (the "Distributor") and Golden American Life Insurance Company (the "Company") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Participation Agreement on July 13, 2001 (the "Agreement");

     WHEREAS, the Parties desire to amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing Schedule B with the Schedule B attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                        Portfolio Partners, Inc.


                                        By:    /s/Laurie M. Tillinghast
                                               ---------------------------
                                        Name:  Laurie M. Tillinghast
                                        Title: President

                                        Aetna Life Insurance and Annuity Company


                                        By:    /s/Laurie M. Tillinghast
                                               ---------------------------
                                        Name:  Laurie M. Tillinghast
                                        Title: Vice President

                                        Golden American Life Insurance Company


                                        By:    /s/Myles Tashman
                                               ---------------------------
                                        Name:  Myles Tashman
                                        Title: Executive Vice President

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

                                   SCHEDULE B

                            PORTFOLIO PARTNERS, INC.
                              DESIGNATED PORTFOLIOS

          Effective 9/1/2001:

          MFS Capital Opportunities Portfolio - Initial class

          MFS Emerging Equities Portfolio - Initial class

          MFS Research Portfolio - Initial class

          Scudder International Growth Portfolio - Initial class

          T. Rowe Price Growth Equity Portfolio - Initial class


          Effective 1/1/2002:

          MFS Capital Opportunities Portfolio - Adviser and Service classes

          MFS Emerging Equities Portfolio - Adviser and Service classes

          MFS Research Portfolio - Adviser and Service classes

          Scudder International Growth Portfolio - Adviser and Service classes

          T. Rowe Price Growth Equity Portfolio - Adviser and Service classes

          Alger Growth Portfolio - Initial, Adviser and Service classes

          Alger Aggressive Growth Portfolio - Initial, Adviser and Service classes

          Brinson Tactical Asset Allocation Portfolio - Initial, Adviser and Service classes

          DSI Enhanced Index Portfolio - Initial, Adviser and Service classes

          Goldman Sachs(R) Capital Growth Portfolio - Initial, Adviser and Service classes

          OpCap Balanced Value Portfolio - Initial, Adviser and Service classes

          Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service classes

          Salomon Brothers Capital Portfolio - Initial, Adviser and Service classes


          Effective 5/1/2002:

          American Century Small Cap Value Portfolio - Initial, Adviser and Service classes

          Baron Small Cap Growth Portfolio - Initial, Adviser and Service classes

          JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service classes

          MFS Global Growth Portfolio - Initial, Adviser and Service classes

          PIMCO Total Return Portfolio - Initial, Adviser and Service classes

          Van Kampen Comstock Portfolio - Initial, Adviser and Service classes

--------
*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.

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